EXHIBIT 23.2





                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement on Form SB-2 of Bio-One Corporation of our report, dated February 6, 2003 relating to the consolidated financial statements of Bio-One Corporation and subsidiaries, as of and for the year ended December 31, 2002 which report appears in the December 31, 2002 Annual Report on Form 10-KSB of Bio-One Corporation.


/s/ Parks, Tschopp, Whitcomb & Orr, P.A.



Maitland, Florida
January 2, 2004